EXHIBIT 24


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Corporation of our report dated January 24, 1995, included in the 1994 Annual Report to Shareholders of First Financial Corporation.

Our audits also included the financial statement schedule of First Financial Corporation listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements No. 2-90005 on Form S-8 dated March 16, 1984, No. 33-17304 on Form S-8 dated September 17, 1987, and No. 33-36295 on Form S-8 dated August 9, 1990, in the Post-Effective amendment No. 5 to Form S-1 on Form S-8 (Registration No 33-16948) dated May 12, 1988, No. 33-69856 on Form S-8 dated October 1, 1993,
Registration Statement No. 33-51487 on Form S-4 filed with the Securities and Exchange Commission on January 13, 1994 and Registration Statement No. 33-56823 on Form S-4 filed with the Securities and Exchange Commission on January 27, 1995, with respect to the consolidated financial statements and schedule of First Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 22, 1995
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